EXHIBIT 21
                                   ----------

                  SUBSIDIARIES OF STANDARD MOTOR PRODUCTS, INC.

                             AS OF FEBRUARY 27, 2004


                                                                                    Percent
                                                            State or                of Voting
                                                            Country of              Securities
Name                                                        Incorporation             Owned
--------------------------------------------------------    -------------           ---------

SMP Motor Products Limited                                  Canada                    100
Marathon Auto Parts and Products, Inc.                      New York                  100
Motortronics, Inc.                                          New York                  100
Stanric, Inc. (1)                                           Delaware                  100
Mardevco Credit Corp. (2)                                   New York                  100
Standard Motor Products (Hong Kong) Limited                 Hong Kong                 100
Industrial & Automotive Associates, Inc.                    California                100
Standard Motor Electronics, Limited                         Israel                    100
Four Seasons Europe S.A.R.L.                                France                    100
Standard Motor Products Holdings Limited                    England and Wales         100
Eaglemotive Corporation                                     Delaware                  100
Standard Motor Products de Mexico, S. De R.L. De C. V. (3)  Mexico                    100
Automotive Heater Exchange                                  Italy                     100


All of the subsidiaries are included in the consolidated financial statements of Standard Motor Products, Inc.

(1)  Mardevco Credit Corp. owns 12.7% of Stanric, Inc.
(2)  Stanric Inc. owns 14.9% of Mardevco Credit Corp.
(3) Standard Motor Products, Inc. owns 49,999 shares and Motortronics, Inc. owns 1 share of Standard Motor Products de Mexico, S. De R.L. De C.V.